Securities Purchased Pursuant to Rule 10F3
Morgan Grenfell Fixed Income Bond Fund April to June 2000
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				Security Purchased			Security Purchased		Comparison Security

Issuer			Capital Auto Receivables Trust	Daimler-Chrysler Auto Trust	Nissan Auto Receivables
															Owner Trust

Underwriters		Chase, MSDW, BofA, BancOne, DB	Chase, MSDW, CSFB, DB Alex. 	Chase, JPMorgan, Merrill
				Alex. Brown, Bear Stearns, CS 	Brown, JP Morgan, Salomon 	Lynch
				First Boston, JPMorgan, Lehman	Smith Barney

Years of continuous
operation, including
predecessors		> 3 years					> 3 years				> 3 years

Security 			CARAT 00-1 A5 7.07%, 9/15/05		DCAT 00-B A4 7.63%, 6/15/05	NAROT 00-A3 7.01%, 9/15/03

Is the affiliate a
manager or co-manager
of offering?		co-manager					co-manager				no

Name of underwriter or
dealer from which
purchased			MSDW						n/a					n/a

Firm commitment
underwriting?		yes						yes					yes

Trade date/Date of
Offering			4/11/2000					5/9/2000				2/15/2000

Total dollar amount
of offering sold
to QIBs			$2,193,832,650				$-   					$250,000,000

Total dollar amount
of any concurrent
public offering	 	$-   						$425,000,000 			-

Total				$2,193,832,650 				$425,000,000 			$250,000,000

Public offering price	99.980519 		 			99.985000 				99.58

Price paid if other
than public offering
price	 			same 		 				n/a 		 			n/a

Underwriting spread or
commission			$1.50

Rating			AAA/Aaa					AAA/Aaa				AAA/Aaa

Current yield		7.07%						7.75%					7.35%

Total par value
purchased			$12,330,000					n/a 		 			n/a

$ amount of purchase	$12,327,598 				n/a 		 			n/a

% of offering purchased
by fund			0.56%						n/a		 			n/a

% of offering purchased
by associated funds	0.00%						n/a		 			n/a

Total				0.56%						n/a		 			n/a

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